EXHIBIT 23.2

First Financial Bank Building
Davis, Kinard & Co., P.C.	400 Pine Street, Suite 600
Certified Public Accountants	Abilene, Texas 79601-5138

Office (325) 672-4000
FAX (325) 672-7049
1-800-588-2525
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 16, 2008 relating to the special-purpose combined financial statements of the Henry Group Properties, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

          DAVIS, KINARD & CO., P.C.
Abilene, Texas
October 23, 2008